Exhibit 99.1

Transocean Partners LLC Reports Second Quarter 2016 Results

•	Net income attributable to controlling interest was $36 million, $0.52 per unit, compared with net income attributable to controlling interest of $31 million, $0.45 per unit, in the previous quarter;
•	Cash flows from operating activities were $95 million, up from $78 million in the first quarter of 2016;
•	Distributable cash flow attributable to controlling interest was $36 million, compared with $34 million in the prior quarter;
•	A quarterly distribution of $0.3625 per unit has been declared;
•	Fleet revenue efficiency(1) was 99.7 percent, up from 92.8 percent in the previous quarter;
•	Fleet utilization(2) was 100 percent, unchanged from the first quarter of 2016;
•	Revenues were $155 million, up from $144 million in the prior quarter;
•	Operating and maintenance expense was $53 million, down from $55 million in the previous quarter; and
•	The Annual Effective Tax Rate(3) was 5.4 percent, unchanged from the first quarter of 2016.

LONDON—August 3, 2016—Transocean Partners LLC (NYSE: RIGP) today reported net income attributable to controlling interest for the three months ended June 30, 2016, of $36 million, or $0.52 per unit.

For the three months ended June 30, 2015, the company reported net income attributable to controlling interest of $35 million, or $0.51 per unit.

Distributable cash flow attributable to controlling interest was $36 million, compared with $34 million in the first quarter of 2016. For the three months ended June 30, 2016, a quarterly distribution of $0.3625 per unit, or approximately $25 million based upon the number of currently outstanding units, has been declared.

Revenues increased $11 million sequentially to $155 million due primarily to higher revenue efficiency on the Discoverer Clear Leader and the Discoverer Inspiration.

Operating and maintenance expense decreased $2 million sequentially to $53 million due largely to the expiration of the non-cash patent royalty expense that was scheduled to expire during the quarter. This decrease was partially offset by higher overhead costs.

General and administrative expense was $7 million, compared to $6 million in the prior quarter.

The company’s Effective Tax Rate (4) was 5.7 percent, compared to 5.8 percent in the first quarter of 2016. The Annual Effective Tax Rate was 5.4 percent, unchanged from the previous quarter.

Earnings Conference Call Cancelled

The second quarter 2016 earnings conference call previously scheduled for Thursday, August, 4, 2016, was cancelled following the August 1, 2016 announcement of the merger agreement with Transocean.

Non-GAAP Financial Measures

Distributable cash flow, EBITDA, adjusted EBITDA and adjusted net income are non-GAAP financial measures; reconciliations of the non-GAAP measures to the most directly comparable GAAP measures are provided in the accompanying schedules and are displayed in quantitative schedules on the company’s website at: www.transoceanpartners.com.

About Transocean Partners

Transocean Partners was formed as a growth-oriented limited liability company by Transocean Ltd. to own, operate and acquire modern, technologically advanced offshore drilling rigs. Transocean Partners’ assets consist of 51 percent interests in subsidiary companies that own and operate three ultra-deepwater drilling rigs.

For more information about Transocean Partners, please visit: www.transoceanpartners.com.

Forward-Looking Statements

The statements described in this press release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements contain words such as "possible," "intend," "will," "if," "expect" or other similar expressions. Forward-looking statements are based on management’s current expectations and assumptions, and are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, actual results could differ materially from those indicated in these forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, unit repurchases and the timing of the repurchases, the distribution and timing of distribution payments, the securities markets generally, the impact of adverse market conditions affecting the business of Transocean Partners, utilization, downtime and other aspects of Transocean Partners’ drilling rigs, adverse changes in laws including with respect to tax and regulatory matters, changes in tax estimates, impairment of goodwill, asset impairments, operating hazards and delays, risks associated with international operations, actions by customers and other third parties, the prices of oil and gas, capital markets and other factors, including those and other factors discussed in  Transocean Partners’ Annual Report on Form 10-K for the year ended December 31, 2015, and in Transocean Partners’ other filings with the SEC, which are available free of charge on the SEC’s website at: www.sec.gov.  Should one or more of these risks or uncertainties materialize (or the other consequences of such a development worsen), or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or expressed or implied by such forward-looking statements. You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, Transocean Partners undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that occur, or which Transocean Partners becomes aware of, after the date hereof, except as otherwise may be required by law.

Notes

(1) Revenue efficiency is defined as actual contract drilling revenues for the measurement period divided by the maximum revenue calculated for the measurement period, expressed as a percentage. Maximum revenue is defined as the greatest amount of contract drilling revenues the drilling unit could earn for the measurement period, excluding amounts related to incentive provisions. See the accompanying schedule entitled "Revenue Efficiency."

(2) Rig utilization is defined as the total number of operating days divided by the total number of rig calendar days in the measurement period, expressed as a percentage.

(3) Annual Effective Tax Rate is defined as income tax expense excluding various discrete items (such as changes in estimates and tax on items excluded from income before income taxes), divided by income before income tax expense, excluding gains and losses on sales and similar items pursuant to the accounting standards for income taxes and estimating the annual effective tax rate. See the accompanying schedule entitled "Supplemental Effective Tax Rate Analysis."

(4) Effective Tax Rate is defined as income tax expense divided by income before income taxes. See the accompanying schedule entitled "Supplemental Effective Tax Rate Analysis."

Analyst Contacts:

Bradley Alexander

+1 713-232-7515

Diane Vento

+1 713-232-8015

Media Contact:

Pam Easton

+1 713-232-7647

TRANSOCEAN PARTNERS LLC AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per unit data)

(Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2016	2015	2016	2015

Operating revenues
Contract drilling revenues	$152	$157	$293	$293
Other revenues	3	4	6	8
	155	161	299	301
Costs and expenses
Operating and maintenance	53	60	108	118
Depreciation	17	17	34	34
General and administrative	7	6	13	11
	77	83	155	163

Loss on impairment	—	—	—	(67)
Loss on disposal of assets	—	(1)	—	(1)
Operating income	78	77	144	70

Other income
Interest income	—	1	1	2
Interest expense	(1)	(1)	(1)	(1)
Income before income tax expense	77	77	144	71
Income tax expense	4	4	8	8

Net income	73	73	136	63
Net income attributable to noncontrolling interest	37	38	69	34
Net income attributable to controlling interest	$36	$35	$67	$29

Earnings per unit—basic
Earnings per common unit	$0.52	$0.51	$0.97	$0.43
Earnings per subordinated unit	$0.52	$0.51	$0.97	$0.43

Earnings per unit—diluted
Earnings per common unit	$0.52	$0.51	$0.97	$0.43
Earnings per subordinated unit	$0.52	$0.51	$0.97	$0.43

Weighted-average units outstanding—basic
Common units	41	41	41	41
Subordinated units	28	28	28	28

Weighted-average units outstanding—diluted
Common units	41	41	41	41
Subordinated units	28	28	28	28

TRANSOCEAN PARTNERS LLC AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions, except unit data)

(Unaudited)

	June 30,	December 31,
	2016	2015

Assets
Cash and cash equivalents	$171	$159
Accounts receivable	108	115
Accounts receivable from affiliates	—	1
Materials and supplies, net of allowance for obsolescence of $6 at June 30, 2016 and December 31, 2015	38	34
Prepaid assets	12	7
Total current assets	329	316

Property and equipment	2,313	2,296
Less accumulated depreciation	(440)	(401)
Property and equipment, net	1,873	1,895
Deferred income taxes, net	7	10
Other assets	8	10
Total assets	$2,217	$2,231

Liabilities and equity
Accounts payable to affiliates	$60	$51
Deferred revenues	7	15
Other current liabilities	1	2
Total current liabilities	68	68

Long-term tax liability	5	3
Drilling contract intangible liability	6	14
Other long-term liabilities	1	1
Total long-term liabilities	12	18

Commitments and contingencies

Common units, 40,914,962 and 41,287,810 issued and outstanding at June 30, 2016 and December 31, 2015, respectively	769	757
Subordinated units, 27,586,207 issued and outstanding at June 30, 2016 and December 31, 2015	515	505
Total members’ equity	1,284	1,262
Noncontrolling interest	853	883
Total equity	2,137	2,145
Total liabilities and equity	$2,217	$2,231

TRANSOCEAN PARTNERS LLC AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

(Unaudited)

	Six months ended
	June 30,
	2016	2015

Cash flows from operating activities
Net income	$136	$63
Adjustments to reconcile to net cash provided by operating activities
Amortization of drilling contract intangible	(8)	(7)
Depreciation	34	34
Patent royalties expense	8	12
Loss on impairment	—	67
Deferred income taxes	3	2
Other, net	1	—
Changes in deferred revenues, net	(8)	(7)
Changes in deferred costs, net	2	—
Changes in operating assets and liabilities	5	13
Net cash provided by operating activities	173	177

Cash flows from investing activities
Payments to affiliates for capital expenditures	(12)	(10)
Proceeds from affiliates for disposal of assets, net	3	4
Net cash used in investing activities	(9)	(6)

Cash flows from financing activities
Distributions of available cash to unitholders	(50)	(50)
Distributions to holder of noncontrolling interests	(99)	(40)
Payments to repurchase common units	(3)	—
Contributions for parent indemnification of lost revenues	—	10
Net cash used in financing activities	(152)	(80)

Net increase in cash and cash equivalents	12	91
Cash and cash equivalents at beginning of period	159	86
Cash and cash equivalents at end of period	$171	$177

Transocean Partners LLC and Subsidiaries

Revenue Efficiency(1)

	2Q 2016	1Q 2016	2Q 2015	FY 2015	FY 2014
Discoverer Clear Leader	101.8%	83.3%	99.2%	98.7%	88.8%
Discoverer Inspiration	103.5%	96.5%	101.4%	82.5%	97.4%
Development Driller III	92.3%	99.9%	107.8%	101.1%	98.3%
Total fleet	99.7%	92.8%	102.4%	93.8%	94.6%

(1)

Revenue efficiency is defined as actual contract drilling revenues for the measurement period divided by the maximum revenue calculation for the measurement period, expressed as a percentage.  Maximum revenue is defined as the greatest amount of contract drilling revenues the drilling unit could earn for the measurement period, excluding amounts related to incentive provisions.

Transocean Partners LLC and Subsidiaries

Supplemental Effective Tax Rate Analysis

(In US$ millions, except tax rates)

	Three months ended			Six months ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2016	2016	2015	2016	2015
Income (loss) before income taxes	$77	$67	$77	$144	$71
Add back (subtract):
Loss on impairment of goodwill	—	—	—	—	67
Adjusted income before income taxes	$77	$67	$77	$144	$138

Income tax (benefit) expense	4	4	4	8	8
Add back (subtract):
Changes in estimates (1)	—	—	—	—	—
Adjusted income tax expense	$4	$4	$4	$8	$8

Effective Tax Rate (2)	5.7%	5.8%	5.8%	5.8%	12.0

Annual Effective Tax Rate (3)	5.4%	5.4%	5.8%	5.4%	6.2

(1)

Our estimates change as we file tax returns, settle disputes with tax authorities or become aware of other events and include changes in (a) deferred taxes, (b) valuation of allowances on deferred taxes and (c) other tax liabilities.

(2)	Effective Tax Rate is income tax expense for continuing operations, divided by income from continuing operations before income taxes.
(3)

Annual Effective Tax Rate is income tax expense for continuing operations, excluding various discrete items (such as changes in estimates and tax on items excluded from income before income taxes) divided by income from continuing operations before income tax expense excluding gains and losses on sales and similar items pursuant to the accounting standards for income taxes and estimating the annual effective tax rate.

Transocean Partners LLC and Subsidiaries

Non-GAAP Financial Measures and Reconciliations

Distributable Cash Flow

(in US$ millions, except coverage ratio)

					Trailing	Year
	Three months ended				12	ended
	06/30/16	03/31/16	12/31/15	09/30/15	months	12/31/15

Net income (loss)	$73	$63	$71	$(261)	$(54)	$(127)
Plus:
Income tax expense	4	4	5	1	14	14
Interest income	—	(1)	—	—	(1)	(2)
Interest expense	1	—	—	—	1	1
Depreciation expense	17	17	17	17	68	68

EBITDA	95	83	93	(243)	28	(46)
Plus:
Recognition of prior certification costs and license fees	—	1	1	1	3	3
Recognition of patent royalties expense	2	6	6	5	19	23
Loss on impairment of goodwill	—	—	—	289	289	356
Less:
Recognition of drilling contract intangible	4	4	4	4	16	15
Recognition of pre-operating revenues	4	4	4	4	16	19

Adjusted EBITDA	89	82	92	44	307	302
Plus:
Planned out-of-service operating and maintenance expense	—	1	1	4	6	10
Cash proceeds from pre-operating revenues associated with long-term receivables	3	4	4	4	15	17
Less:
Estimated maintenance and replacement capital expenditures	17	17	16	17	67	66
Cash interest income, net	(1)	—	—	—	(1)	(2)
Cash income taxes	3	1	2	2	8	9

Distributable Cash Flow	73	69	79	33	254	256
Distributable cash flow attributable to noncontrolling interest	37	35	41	17	130	131
Distributable cash flow attributable to controlling interest	$36	$34	$38	$16	$124	$125

Aggregate declared distribution to unitholders	$25	$25	$25	$25	$100	$100

Distribution coverage ratio	1.44x	1.37x	1.51x	0.64x	1.24x	1.25x

Transocean Partners LLC and Subsidiaries

Non-GAAP Financial Measures and Reconciliations

Distributable Cash Flow

(in US$ millions, except coverage ratio)

					Trailing	Year
	Three months ended				12	ended
	06/30/16	03/31/16	12/31/15	09/30/15	months	12/31/15

Net cash provided by operating activities	$95	$78	$68	$67	$308	$312
Plus:
Changes in operating assets and liabilities	(7)	2	21	(22)	(6)	(14)
Changes in deferred revenues, net	4	4	5	4	17	16
Changes in deferred costs, net	(1)	(1)	(1)	(1)	(4)	(2)
Interest income, net of interest expense	1	(1)	—	—	—	(1)
Income tax expense, current	2	3	—	3	8	9
Recognition of drilling contract intangible	4	4	4	4	16	15
Recognition of patent royalties expense	(2)	(6)	(6)	(5)	(19)	(23)
Loss on impairment of goodwill	—	—	—	(289)	(289)	(356)
Other, net	(1)	—	2	(4)	(3)	(2)

EBITDA	95	83	93	(243)	28	(46)
Plus:
Recognition of prior certification costs and license fees	—	1	1	1	3	3
Recognition of patent royalties expense	2	6	6	5	19	23
Loss on impairment of goodwill	—	—	—	289	289	356
Less:
Recognition of drilling contract intangible	4	4	4	4	16	15
Recognition of pre-operating revenues	4	4	4	4	16	19

Adjusted EBITDA	89	82	92	44	307	302
Plus:
Planned out-of-service operating and maintenance expense	—	1	1	4	6	10
Cash proceeds from pre-operating revenues associated with long-term receivables	3	4	4	4	15	17
Less:
Estimated maintenance and replacement capital expenditures	17	17	16	17	67	66
Cash interest income, net	(1)	—	—	—	(1)	(2)
Cash income taxes	3	1	2	2	8	9

Distributable Cash Flow	73	69	79	33	254	256
Distributable cash flow attributable to noncontrolling interest	37	35	41	17	130	131
Distributable cash flow attributable to controlling interest	$36	$34	$38	$16	$124	$125

Aggregate declared distribution to unitholders	$25	$25	$25	$25	$100	$100

Distribution coverage ratio	1.44x	1.37x	1.51x	0.64x	1.24x	1.25x

Transocean Partners LLC and Subsidiaries

Non-GAAP Financial Measures and Reconciliations

Adjusted Net Income and Adjusted Diluted Earnings Per Unit

(in US$ millions, except per unit data)

					YTD	QTD	QTD
					06/30/16	06/30/16	03/31/16

Adjusted Net Income
Net income attributable to controlling interest, as reported					$67	$36	$31
Add back (subtract):
Discrete tax items and other, net					—	—	—
Net income, as adjusted					$67	$36	$31

Adjusted Diluted Earnings Per Unit:
Diluted earnings per unit, as reported					$0.97	$0.52	$0.45
Add back (subtract):
Discrete tax items and other, net					—	—	—
Diluted earnings per unit, as adjusted					$0.97	$0.52	$0.45

	YTD	QTD	YTD	QTD	YTD	QTD	QTD
	12/31/15	12/31/15	09/30/15	09/30/15	06/30/15	06/30/15	03/31/15
Adjusted Net Income
Net income (loss) attributable to controlling interest, as reported	$(71)	$34	$(105)	$(134)	$29	$35	$(6)
Add back (subtract):
Loss on impairment of goodwill attributable to controlling interest	182	—	182	148	34	—	34
Net income, as adjusted	$111	$34	$77	$14	$63	$35	$28

Adjusted Diluted Earnings Per Unit:
Diluted earnings (loss) per unit, as reported	$(1.02)	$0.49	$(1.52)	$(1.94)	$0.43	$0.51	$(0.09)
Add back (subtract):
Loss on impairment of goodwill attributable to controlling interest	2.62	—	2.63	2.13	0.49	—	0.50
Diluted earnings per unit, as adjusted	$1.60	$0.49	$1.11	$0.19	$0.92	$0.51	$0.41